April 13, 1995                      EXHIBIT A
                                     to the
              DO&EO Joint Insureds Agreement dated August 10, 1988

For Policy Period, 12:01 a.m., January 1, 1995, through 12:01 a.m., January 1, 1996.






Party                                        Premium               %
-----                                        -------             -----

FBL Investment Advisory Services, Inc.      $23,354              70.34
FBL Marketing Services, Inc.                    174               0.52
FBL Variable Insurance Series Fund            2,046               6.16
FBL Series Fund, Inc.                         6,495              19.56
FBL Money Market Fund, Inc.                   1,134               3.42
                                            -------             ------
                                            $33,203             100.00
                                            -------             ------
                                            -------             ------



Attest:                                 FBL INVESTMENT ADVISORY SERVICES, INC.


-----------------------------           By:  -----------------------------------
Secretary:  Dennis M. Marker                      Richard D. Warming

Attest:                                 FBL MARKETING SERVICES, INC.



-----------------------------           By:  -----------------------------------
Secretary:  Dennis M. Marker                    Timothy J. Hoffman

Attest:                                 FBL VARIABLE INSURANCE FUND


----------------------------            By:  -----------------------------------
Secretary: Eugene R. Maahs                        Merlin D. Plagge

Attest:                                 FBL SERIES FUND, INC.


----------------------------            By:  -----------------------------------
Secretary: Eugene R. Maahs                        Merlin D. Plagge

Attest:                                 FBL MONEY MARKET FUND, INC.


-----------------------------           By:  -----------------------------------
Secretary: Eugene R. Maahs                        Merlin D. Plagge